                                   EXHIBIT 21

                                 SUBSIDIARIES OF
                             EMERALD FINANCIAL CORP.

(1)
The Strongsville Savings Bank
14092 Pearl Road
Strongsville, Ohio  44136

Federal ID number 34-0875093

Incorporated in Ohio

Registrant owns 100% of outstanding stockholders' equity


(2)
Emerald Development Corp.
14092 Pearl Road
Strongsville, Ohio  44136

Federal ID number 31-1541437

Incorporated in Ohio

Registrant owns 100% of outstanding stockholders' equity




                                       47